Exhibit 10.2

AGREEMENT OF CONVEYANCE, TRANSFER AND ASSIGNMENT OF ASSETS AND ASSUMPTION OF OBLIGATIONS

This Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (“Transfer and Assumption Agreement”) is made as of November 13, 2009, by Clear Skies Solar, Inc., a Delaware corporation (“Assignor”), and Carbon 612 Corporation, a Delaware corporation and a wholly-owned subsidiary of Assignor (“Assignee”).

WHEREAS, Assignor desires to convey, transfer and assign to Assignee, and Assignee desires to acquire from Assignor, all of the assets set forth on Schedule A attached hereto (collectively, the “Assets”), and in connection therewith, Assignee has agreed to assume all of the liabilities of Assignor relating to the Assets, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.

Assignment.

1.1

Assignment of Assets. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Assignor, Assignor does hereby assign, grant, bargain, sell, convey, transfer and deliver to Assignee, and its successors and assigns, all of Assignor’s right, title and interest in, to and under the Assets.

1.2

Further Assurances. Assignor shall from time to time after the date hereof at the request of Assignee and without further consideration execute and deliver to Assignee such additional instruments of transfer and assignment, including without limitation any bills of sale, assignments of leases, deeds, and other recordable instruments of assignment, transfer and conveyance, in addition to this Transfer and Assumption Agreement, as Assignee shall reasonably request to evidence more fully the assignment by Assignor to Assignee of the Assets.

Section 2.

Assumption.

2.1

Assumed Liabilities. As of the date hereof, Assignee hereby assumes and agrees to pay, perform and discharge, fully and completely, all liabilities, commitments, contracts, agreements, obligations or other claims against Assignor, whether known or unknown, asserted or unasserted, accrued or unaccrued, absolute or contingent, liquidated or unliquidated, due or to become due, and whether contractual, statutory, or otherwise associated with the Assets whenever arising, including those set forth on Schedule B attached hereto (the “Liabilities”).

2.2

Further Assurances. Assignee shall from time to time after the date hereof at the request of Assignor and without further consideration execute and deliver to Assignor such additional instruments of assumption in addition to this Transfer and Assumption Agreement as Assignor shall reasonably request to evidence more fully the assumption by Assignee of the Liabilities.

Section 3.

Governing Law. This Transfer and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within that state, except that any conveyances of leaseholds and real property made herein shall be governed by the laws of the respective jurisdictions in which such property is located.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO AGREEMENT OF CONVEYANCE]

IN WITNESS WHEREOF, this Transfer and Assumption Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

CLEAR SKIES SOLAR, INC.

By: /s/ Ezra Green

Name: Ezra Green

Title: Chairman and Chief Executive Officer

CARBON 612 CORPORATION

By: /s/ Ezra Green

Name: Ezra Green

Title: President and Chief Executive Officer

SCHEDULE A

List of Assets

See attached

XTRAX General Inventory

PCs and Misc Equipment	Qty	General Description	Detailed Description
	1	Coil Tester	Prototype manufactured in house
	1	Coil Winder	Prototype manufactured in house
	1	Cordless Drill	Ryobi HP472
	1	Digital Camera	Samsung L200 10.2 Mega-Pixel
	1	Drill Set	Ryobi 29 Piece Drill Bit Set, 1/16" - 1/2"
	1	Flash Programmer	Atmel AVR ISP MKII In System Programmer
	1 (Damaged)	Flash Programmer	Atmel AVR ISP MKII In System Programmer
	1	Flash Programmer	Atmel AVR STK500 Flash Microcontroller Development System
	5	GPRS Modem, External	Sony Ericsson GM28
	2	GPRS Modem Module, PCB Daughterboard	MultiTech MTSMC-G-F4 Cellular Modem Module
	1	Label Maker	Dymo Rhino Pro 3000 Label Maker
	1	Laptop	Dell Precision M4300 w/mouse
	1	Laptop	Toshiba Satellite w/mouse
	1	Load Bank	Prototype manufactured in house
	2	Network Switch	Netgear Prosafe 8 Port Gigabit Switch
	1	PC	Dell Dimension 3000 w/monitor, keyboard, mouse
	1	PC	PowerSpec 7110 w/monitor, keyboard, mouse
	1	Signal Generator	BK Precision 3003 10MHz Sine/Square Wave Generator
	1	Soldering Station	XYTronic Auto-Temp 379
	1	Variac	Selectron Model TDGC-0.5, 110V 500VA
	1	Watt Hour Meter	Kill A Watt P4400
	1	Zigbee Development Kit	Digi Xbee S2 Development Kit

Office Furniture	Qty	General Description
	1	Corner Desk, Wood
	4	Folding Table, 72" x 30"
	3	Rolling Chairs

Purchased Software	Qty	General Description	Detailed Description
	1	BulletProof FTP Client	File Transfer
	1	Easy-PC	Schematic Capture and PCB Layout

Miscellaneous			
	10	NEMA 4X Enclosures	Bud Industries
	50'	Conduit	3/4" Flexible Non-Metallic
		Hardware, Surplus from Builds	
		Passive Electronic Components, Surplus from builds	
		Hand Tools	
		Assorted Wire	

XTRAX Hardware

Operating Units	2	Version 4 PCB w/GPRS Modem Module installed
Additional Assembled Units	2	Version 4 PCB w/GPRS Modem Module installed
	1	Version 3 PCB w/GPRS Modem Module installed

Prototype Hardware	Qty	General Description	Detailed Description
	10	XTRAX Version 1 PCB	Split Phase
	10	XTRAX Version 2 PCB	Split Phase, P70643 Circuit Board, Assembled
	9	XTRAX Version 3 PCB	Poly Phase, PC07AP-1 Circuit Board, Assembled
	3	XTRAX Version 4 PCB	Poly Phase, PC08NO-1 Circuit Board, Assembled
	3	XTRAX Version 4 PCB w/GPRS Modem Module installed	Poly Phase, PC08NO-1 Circuit Board, Assembled

SCHEDULE B

List of Liabilities

See attached

XTRAX Related
Advanced Assembly	1,213.35
Underwriter’s Laboratories	4,100.00
Clarity Software	11,960.00
Ohlandt Greeley	18,663.40
35,936.75

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